UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2008

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17771	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-4402

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2008, the registrant received notice from the NASDAQ Stock Market (“NASDAQ”) of the failure of its common stock to maintain a minimum bid price of $1.00 per share for the preceding 30 business days, as required by NASDAQ Marketplace Rule 4450(a)(5).  If, at any time before August 18, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, NASDAQ will notify the Company in writing that its compliance with the rule has been restored.  If such compliance has not been restored by August 18, 2008, NASDAQ will provide written notification that the Company’s securities will be delisted.  At that time, the Company may appeal NASDAQ’s determination.  Alternatively, the Company may apply for transfer of the listing of its securities to the NASDAQ Capital Market, and be afforded the remainder of such market’s second 180 calendar day compliance period in order to regain compliance while on such market.

NASDAQ’s February 20th notice does not affect the notices of delisting previously received by the Company from NASDAQ, in respect of its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 and in respect of the Company’s failure to maintain a $5 million minimum market value of publicly held shares, which were described in the Company’s Current Reports on Form 8-K, filed on November 27, 2007 and January 2, 2008, respectively.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 22, 2008, entitled “Franklin Credit Management Receives Notice of Non-Compliance from NASDAQ.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                FRANKLIN CREDIT MANAGEMENT CORPORATION

                By: /s/ Paul D. Colasono
            Name: Paul D. Colasono
            Title:   Chief Financial Officer and
            Executive Vice President

Date:  February 22, 2008